                                                                  EXHIBIT 4.7


 NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED
(THE "ACT").  NEITHER THIS WARRANT NOR SUCH SHARES MAY BE TRANSFERRED UNLESS THE
 WARRANT OR SUCH SHARES ARE REGISTERED UNDER THE ACT OR THE COMPANY IS PROVIDED
  WITH AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IN FORM AND SUBSTANCE THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE.

                          DATAWARE TECHNOLOGIES, INC.


                         COMMON STOCK PURCHASE WARRANT
                                (40,000 SHARES)

Dataware Technologies, Inc., a Delaware corporation (the "Company"), hereby certifies that, for value received, Sovereign Hill Software, Inc. ("Sovereign Hill") or its assigns, is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time after the date hereof and before 5:00 P.M., Boston time, on the fifth anniversary of the date of initial issuance of this Warrant (the "Termination Date"), up to Forty Thousand (40,000) fully paid and nonassessable shares of common stock, $.01 par value, of the Company ("Common Stock"), at a purchase price per share of $6.00 (such purchase price per share as adjusted from time to time as herein provided is referred to herein as the "Purchase Price"). The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein.

As used herein the following terms,unless the context otherwise requires, have the following respective meanings:

(a) The term "Company" shall include Dataware Technologies, Inc. and any corporation that shall succeed or assume the obligations of Dataware Technologies, Inc. hereunder.

(b) The terms "Warrant" or "Warrants" mean this Warrant and any other warrant or warrants issued in exchange or substitution for, or upon partial exercise of, this Warrant.

(c) The term "Warrant Shares" means the shares of Common Stock issued or issuable upon exercise of this Warrant and, following subdivision of this Warrant, shall include the shares issued or issuable upon exercise of all successor Warrants; provided that for purposes of Section 10, regarding registration, and Section 15.1, regarding amendments, such term shall not include any such shares that have been sold in a public sale.

(d) The term "Market Price" of the Common Stock means the average of the closing prices of sales of a share of Common Stock on all domestic securities exchanges (including the Nasdaq National Market) on which the Common Stock may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the Nasdaq System as of 4:00 P.M., New York time, on such day, or, if on any day such security is not quoted in the Nasdaq System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 trading days ending with the last trading day before the day as of which "Market Price" is being determined. If at any time such security is not listed on any domestic securities exchange or quoted in the Nasdaq System or the domestic over-the-counter market, the "Market Price" shall be the fair value thereof as of such time if and as determined in good faith by the Company's Board of Directors.

1.   EXERCISE OF WARRANT.  Subject to Section 12, this Warrant may be exercised
     -------------------
in full or in part by the holder hereof by surrender of this Warrant to the Company at its principal office, with the subscription form at the end hereof duly executed by such holder, accompanied by either (a) payment in cash or by certified or official bank check payable to the order of the Company in the amount of the aggregate Purchase Price for the number of shares of Common Stock designated by the holder in the subscription form or (b) a written notice to the Company that the holder is exercising this Warrant (or a portion thereof) by authorizing the Company to withhold from issuance a number of shares of Common Stock issuable upon such exercise of this Warrant that, when multiplied by the Market Price of the Common Stock, is equal to the aggregate Purchase Price (and such withheld shares shall no longer be issuable under this Warrant). On any partial exercise the Company at its expense will forthwith issue and deliver to or upon the order of the holder hereof a new Warrant or Warrants of like tenor, in the name of the holder hereof or as such holder (upon compliance with Sections 11 and 12 and payment by such holder of any applicable transfer taxes) may request, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock for which this Warrant may still be exercised.

2.   DELIVERY OF STOCK CERTIFICATES, ETC., ON EXERCISE.  As soon as practicable
     -------------------------------------------------
after the exercise of this Warrant in full or in part, and in any event within 10 days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder hereof, or as such holder (upon compliance with Sections 11 and 12 and payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock to which such holder shall be entitled on such exercise.

3.   NOTICE OF RECORD DATE.  In case the Company shall take a record of the
     ---------------------
holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, then and in each such case the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right. Such notice shall be mailed at least ten
(10) business days before the record date or effective date for the event specified in such notice.

4.   ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION, MERGER, ETC.
     ----------------------------------------------------------

     4.1 In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, the holder of this Warrant, on the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be (but not later than the Termination Date), shall receive, in lieu of the Common Stock issuable on exercise before such consummation or such effective date, the stock and other securities and property (including cash) to which such holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such holder had so exercised this Warrant immediately prior thereto, all subject to further adjustment thereafter as provided in Section 5.

     4.2 Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 4, this Warrant shall continue in full force and effect until the Termination Date and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company.

5.   ADJUSTMENT UPON EXTRAORDINARY EVENTS.  In the event that the Company shall
     ------------------------------------
(i) issue additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock, or (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price. Upon any such adjustment, the holder of this Warrant shall thereafter, upon the exercise hereof as provided in Section 1, be entitled to receive that number of shares of Common Stock determined by multiplying the number of shares of Common Stock issuable upon exercise hereof immediately before such adjustment by a fraction, the numerator of which is the Purchase Price that was in effect immediately before such adjustment, and the denominator of which is the Purchase Price in effect on the date of such exercise.

6.   NOTIFICATION AS TO ADJUSTMENTS.  In each case of any adjustment or
     ------------------------------
readjustment in the Purchase Price and shares of Common Stock issuable on the exercise of the Warrants, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the holder of this Warrant at his or its address registered on the books of the Company, which notice shall state the Purchase Price resulting from such adjustment and the increased or decreased, if any, number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

7.   RESERVATION OF STOCK, ETC., ISSUABLE ON EXERCISE OF WARRANTS.  The Company
     ------------------------------------------------------------
will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, all shares of Common Stock from time to time issuable upon the exercise of the Warrants.

8.   EXCHANGE OF WARRANTS.  On surrender for exchange of any Warrant, properly
     --------------------
endorsed, to the Company, the Company at its expense will issue and deliver to or on the order of the holder thereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (upon compliance with Sections 11 and 12 and payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

9.   REPLACEMENT OF WARRANTS.  On receipt of evidence reasonably satisfactory to
     -----------------------
the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant, on delivery of an indemnity agreement or security satisfactory in form and amount to the Company in its sole discretion or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

10.  REGISTRATION OF WARRANT SHARES.
     ------------------------------

     10.1 Registration Requirement.  The Company will, within 45 days after the
          ------------------------
Company receives a written request from the holders of not less than fifty percent (50%) of the Warrant Shares that the Company effect a registration of not less than fifty percent (50%) of the Warrant Shares under the Act on Form S-3 (or successor Form providing for incorporating substantially all information about the Company by reference from other SEC filings), if the Company is then eligible to register the resale of such securities on such Form, the Company will (a) give notice of such request to all other holders of record of Warrant Shares and (b) within 45 days of such request, file a Registration Statement on such Form covering all Warrant Shares that any of such holders shall (within 20 days after the Company's notice) request be registered, and will use its reasonable efforts to cause such registration statement to become effective thereafter and to remain effective until the second anniversary of the first date on which any of the Warrants were exercised (the "Termination Date"). Notwithstanding the foregoing, if the Company is not eligible to register the resale of such securities on such Form within such time, the Company will file such registration statement promptly after it again becomes so eligible, whereupon the other provisions of this Section 10 shall apply. The Buyer shall not be obligated to file more than one registration statement pursuant to this
Section 10.1  Subject to receipt of the transferee's agreement described in
Section 12, the Company will amend such registration statement within a reasonable time after request to include the names of any permitted transferee of the Warrant Shares as selling stockholders. Each holder of Warrant Shares being registered on such registration statement (the "Selling Holders") shall, as a condition thereof, provide the Company with all such information about such holder and his or its proposed method of distribution as the Company shall reasonably request to comply with the provisions of the Act and the rules of the SEC thereunder.

     10.2 Registration Procedures.  In connection with any registration
          -----------------------
statement filed under Section 10.1, the Company shall:

          (a) furnish to the Selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of the registered Warrant Shares owned by them;

          (b) notify each Selling Holder at any time when a prospectus relating to such shares is required to be delivered under the Act as a result of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, whereupon each such Selling Holder shall refrain from selling any Warrant Shares pursuant to such registration statement until the Company shall have filed such amendment or supplement to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

          (c) cause all such registered Warrant Shares to be registered (if not exempt) under the blue sky laws of any state reasonably requested by a Selling Holder and to be listed on each securities exchange or national market on which similar securities issued by the Company are then listed; and

          (d) pay all expenses of such registration, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company (but not for any Selling Holder) , blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding discounts, selling commissions and fees and stock transfer taxes applicable to the securities registered by a Selling Holder).

     10.3 Indemnification.
          ---------------

          (a) The Company will indemnify each Selling Holder, each of its officers and directors and partners and each Person controlling any such Persons within the meaning of Section 15 of the Act, and each underwriter, if any, and each Person who controls any underwriter within the meaning of Section 15 of the Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in the investigation or settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, or any violation by the Company of any rule or regulation promulgated under the Act or any state securities laws applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Selling Holder, each of its officers and directors and each Person controlling any such Persons, each such underwriter and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided that the

Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, expense, or violation arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Selling Holder or underwriter, or any action or inaction required of any Selling Holder in connection therewith.

          (b) Each Selling Holder will indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each Person who controls the Company or such underwriter within the meaning of Section 15 of the Act, and each other such Person whose securities are covered by such registration statement, each of its officers and directors and each Person controlling such selling securityholder within the meaning of Section 15 of the Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Selling Holder of any rule or regulation promulgated under the Act or any state securities laws applicable to such Selling Holder and relating to action or inaction required of such Selling Holder in connection with any such registration, qualification or compliance, and will reimburse the Company, such other selling securityholders, such directors, officers, underwriters or control Persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Selling Holder for use therein or such violation arises out of any action or inaction required of such Selling Holder in connection therewith; provided, however, that
                                                         --------  -------
the obligation of such Selling Holder hereunder shall be limited to an amount equal to the gross proceeds received by such Selling Holder upon the sale of the Warrant Shares sold by such Selling Holder in the offering covered by such registration.

          (c) Each party entitled to indemnification under this Section 10.3 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld). The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall bear the expense of such defense of the Indemnified Party if representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest (as determined in good faith by the Indemnified Party). The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to do so materially prejudices the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

          (d) If the indemnification provided for in this Section 10.3 is unavailable or insufficient to hold harmless an Indemnified Party, then each Indemnifying Party shall contribute to the amount paid or payable to such Indemnified Party as a result of the losses, claims, damages or liabilities referred to in this Section 10.3 an amount or additional amount, as the case may be, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party or parties on the one hand and the Indemnified Party on the other in connection with the statements or omissions which resulted in such losses, claims, demands or liabilities as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or parties on the one hand or the Indemnified Party on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid to an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 10.3(d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim that is the subject of this Section 10.3. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

11.  COMPLIANCE WITH SECURITIES LAWS.  This Warrant has been issued in reliance
     -------------------------------
on the representations and agreements set forth herein and may be exercised, transferred or exchanged only in compliance with the Act. This Warrant may only be exercised by, and Common Stock issued to, a person who provides the Company with confirmation that such person is not acquiring such Common Stock with a view to any offering or distribution thereof in violation of applicable securities laws. Any holder by accepting this Warrant represents to the Company that the Warrant is acquired without a view to any offering or distribution in violation of applicable securities laws. Each holder of this Warrant agrees that he or it will not offer, sell or otherwise dispose of this Warrant or the shares of Common Stock issuable upon exercise hereof except in circumstances that will not result in a violation of the Act or any applicable laws relating to the sale of securities, and such holder agrees to provide the Company with such documentation as the Company shall deem necessary to demonstrate that such offer, sale or disposition will comply with applicable securities laws. This provision shall similarly apply to subsequent transferees of this Warrant.

12.  TRANSFERS. This Warrant is issued upon the following terms, to all of which
     ---------
each holder or owner hereof, including each transferee, by acceptance hereof consents and agrees.

     12.1 This Warrant may not be transferred or subdivided into fewer than twenty-three (23) Warrants.

     12.2 Subject to Section 11, title to this Warrant may only be transferred by endorsement (by the holder hereof executing the form of assignment at the end hereof) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery; provided that each transferee executes an agreement with the Company (in the form appearing on the form of assignment) to be bound by the obligations of a holder hereunder.

     12.3 Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

13.  NO RIGHTS AS A STOCKHOLDER. Until the exercise of this Warrant, the holder
     --------------------------
hereof shall have only the rights provided herein and shall not by virtue hereof have or exercise any voting or other rights as a stockholder of the Company.

14.  NOTICES, ETC. All notices and other communications from the Company to the
     ------------
holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such holder or, until any such holder furnishes to the Company an address, then to, and at the address of, the last holder of this Warrant who has so furnished an address to the Company.

15.  MISCELLANEOUS.
     -------------

     15.1 This Warrant and any term hereof may be amended, waived, discharged or terminated only by an instrument in writing signed by the Company and the registered holder hereof; provided that (a) amendments or waivers of any part of
Section 10 hereof shall require only the signatures of the Company and holders of a majority of the issued or issuable Warrant Shares and (b) if this Warrant is divided or subdivided into multiple Warrants, any such action with respect to any other term of this Warrant shall require only the signatures of holders of Warrants for the purchase of a majority of the Warrant Shares issuable upon exercise of all then outstanding Warrants.

     15.2 This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of Delaware. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. This Warrant is being executed as an instrument under seal. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

                             Dated as of December 31, 1998

                             DATAWARE TECHNOLOGIES, INC.



                             By: /s/ Kurt Mueller
                                 ---------------------------
                                 Kurt Mueller
                                 Chairman and President

                             FORM OF SUBSCRIPTION
                  (To be signed only on exercise of Warrant)

TO DATAWARE TECHNOLOGIES, INC.:

     The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder, _______________ shares of Common Stock of Dataware Technologies, Inc. and herewith makes payment of $__________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered____________________________________________
to_________________________________________, whose address is___________________
________________________________________________________________________.

     The undersigned confirms that he or it is not acquiring such Common Stock with a view to any offering or distribution thereof in violation of applicable securities laws.

Dated: _______________        .............................................

                              (Signature must conform to the name of holder as specified on the face of the Warrant)

                              .............................................
                                         (Address)

                             ____________________
                              FORM OF ASSIGNMENT
                  (To be signed only on transfer of Warrant)

     For value received, the undersigned hereby sells, assigns, and transfers unto __________________________________________ the right represented by the within Warrant to purchase ______________________ [not less than 1,000 shares without the Company's prior written consent] shares of Common Stock of Dataware Technologies, Inc. to which the within Warrant relates, and appoints ___________________________________ attorney to transfer such right on the books of Dataware Technologies, Inc. with full power of substitution in the promises.


Dated: _______________        ................................................

                              (Signature must conform to name of the holder as specified on the face of the Warrant)

Signed in the presence of:    .............................................
                                           (Address)
 ....................
                              The undersigned transferee agrees to be bound by all the obligations of a holder under the Warrant.

                              By:_____________________________________
                                 Typed name: